$[319,539,000]

SARM 2007-1
STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST, SERIES 2007-1, ISSUING ENTITY

POOL 1 SENIOR/SUBORDINATE CERTIFICATES

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

[TBD]
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated November 15, 2006 and the prospectus dated November 13, 2006 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated November 15, 2006 and the prospectus dated November 13, 2006 which is conveyed with this document.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Class	Approx. Size ($) (1)	Coupon / Margin	Approx. Targeted C/E (%)	Est. WAL to Call (yrs.) (2)	Est. WAL to Maturity (yrs.) (2)	Window to Call(2)	Principal Type	Interest Accrual Convention	Delay
1-A1	[287,585,100]	LIBOR + []%	[17.50]%	[2.98]	[3.25]	02/07-02/15	Super Senior	Actual/ 360	0 day
1-A2	[31,953,900]	LIBOR + []%	[7.50]%	[2.98]	[3.25]	02/07-02/15	Senior Support	Actual/ 360	0 day
1-M1(3)	[8,971,000]	LIBOR + []%	[4.90]%	[5.28]	[5.75]	02/10-02/15	Subordinate	Actual/ 360	0 day
1-M2 (3)	[5,176,000]	LIBOR + []%	[3.40]%	[5.27]	[5.65]	02/10-02/15	Subordinate	Actual/ 360	0 day
1-M3 (3)	[7,074,000]	LIBOR + []%	[1.35]%	[5.25]	[5.40]	02/10-02/15	Subordinate	Actual/ 360	0 day
1-M4 (3)	[3,450,000]	LIBOR + []%	[0.35]%	[4.33]	[4.33]	02/10-02/14	Subordinate	Actual/ 360	0 day

(1)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2)	Based on the Pricing Speed.

(3)	Not offered Classes.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Issuing Entity:	Structured Adjustable Rate Mortgage Loan Trust, Series 2007-1

Depositor:	Structured Asset Securities Corporation

Structure:	Senior/ Subordinate with Overcollateralization

Pricing Speed:	25% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, adjustable rate, residential mortgage loans having a total principal balance of approximately $345,075,088 as of the Cut-off Date. Certain characteristics of the mortgage loans are described beginning on page 17 of this termsheet, subject to a permitted variance of + 10% in the aggregate.

Credit Enhancement:
The targeted credit support (“C/E”) for a class equals (i) the percentage of the certificates subordinate to such class plus (ii) the targeted overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

The Pool 1 Senior Certificates will have limited protection by means of the subordination of the Pool 1 Subordinate Certificates.
Losses that otherwise would be allocated to Class 1-A1 will be allocated instead to the Class 1-A2 Certificates until reduced to zero.

Ratings:	All Classes of Pool 1 Senior Certificates are expected to be rated [AAA/Aaa] by S&P and Moody’s, respectively.

Closing Date:	January 31, 2007

Cut-off Date:	January 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning on February 25, 2007.

Servicing Fee:	Between 0.250% and 0.375% per annum, with a portion of the loans having a step-up of 0.125% per annum after the first rate reset date.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers).

Pool 1 Senior	Class 1-A1 and Class 1-A2 Certificates
Certificates:

Pool 1 Subordinate	Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates
Certificates:

The Certificates:	The Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates.

Interest Rate:
The Interest Rate for the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 2 of this termsheet and (2) the Net Funds Cap (as defined below).

Legal Final Maturity:	February 25, 2037

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview (Continued)

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates. Proceeds derived from the interest rate swap will be available to pay Basis Risk Shortfalls, Unpaid Basis Risk Shortfalls, pay back Deferred Amounts and current and carryforward interest shortfalls and create and maintain overcollateralization on the Pool 1 Certificates.

The [59]-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Interest Rate Cap:
An interest rate cap will be purchased for the Trust for the benefit of the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the related fixed rate mortgage loans.

Proceeds derived from the Interest Rate Cap will be applied to cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates but not credit losses on the mortgage loans. The [59]-month Interest Rate Cap will have a strike rate as set forth in the table on page 8 of this term sheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Optional Redemption:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the loan principal balance of the mortgage loans is reduced to less than 10% of the loan principal balance as of the Cut-off Date.

If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the margin for the Pool 1 Senior Certificates will double, and the margin for each of the Pool 1 Subordinate Certificates will increase to 1.50 times their initial margin, in each case subject to the Net Funds Cap.

* * * * * * * * * * * * * * * * * * * * * *
IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (a) avoiding penalties under the Internal Revenue Code or (b) promoting, marketing or recommending to another party any transaction or matter addressed herein.
* * * * * * * * * * * * * * * * * * * * * *

Tax Status:	REMIC for Federal income tax purposes.

SMMEA Eligibility:	The Pool 1 Senior Certificates will be SMMEA eligible.

ERISA Eligibility:	The Pool 1 Senior Certificates are expected to be ERISA eligible.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rates for the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates will be equal to the lesser of (i) the rate set on page 2 and (ii) the Net Funds Cap (as defined herein). Interest for the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the Pool 1 Senior Certificates and the Pool 1 Subordinate Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on January 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

For Pool 1:
On each distribution date, the interest remittance amount for Pool 1 will be distributed in the following order of priority:

(1)	For deposit into the Swap Account, any Net Swap Payment or swap termination payment owed to the Swap Counterparty;

(2)	To pay current interest and carryforward interest to the Pool 1 Senior Certificates pro rata in proportion to such amounts;

(3)	To pay current interest and carryforward interest to the Pool 1 Subordinate Certificates sequentially in order of priority;

(4)
Any interest remaining from interest remittance amount will be deemed “Monthly Excess Interest” which, together with the overcollateralization release amount and amounts remaining from the principal remittance after the application of the priorities set forth below under Principal Payment Priority collectively, “Monthly Excess Cashflow”, will be distributed as follows:

i)	To pay current interest and carryforward interest to the Pool 1 Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay current interest and carryforward interest to the Pool 1 Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To pay to the Pool 1 Senior Certificates, after giving effect to principal distributions described above, in accordance with the Principal Payment Priority described above, in reduction of their respective class principal amounts, until reduced to zero;

v)
To pay sequentially to the Pool 1 Subordinate Certificates, in reduction of their respective class principal amounts, after giving effect to principal distributions described above, in accordance with the Principal Payment Priority described above, until each such class has been reduced to zero;

vi)
To pay to the Pool 1 Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts to the extent unpaid pursuant to clause (vi) of Swap Payment Priority below and to the extent unpaid pursuant to the payments from the Interest Rate Cap, pro rata in proportion to such remaining amounts;

vii)
To pay sequentially, in order of seniority, to the Pool 1 Subordinate Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (vi) of Swap Payment Priority below and to the extent unpaid pursuant to the payments from the Interest Rate Cap;

viii)	Concurrently, on a pro-rata basis, to the Pool 1 Senior Certificates any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

ix)	To pay sequentially, in order of seniority, to the Pool 1 Subordinate Certificates any Deferred Amounts;

x)	To pay the holder of the Class 1-X Certificates in accordance with the Trust Agreement; and

xi)	To the Class R-I Certificates, any remaining amount.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The “Principal Distribution Amount” for any Distribution Date and Pool 1, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date.

The “Overcollateralization Release Amount” for any Distribution Date is an amount equal to the lesser of (x) the principal remittance amount for such date for the Mortgage Pool and (y) the amount, if any, by which (1) the overcollateralization amount for such date exceeds (2) the OC Target amount.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be distributed as follows:

1)
For deposit into the Swap Account any Net Swap Payment or swap termination payment owed to the Swap Counterparty (not due to a swap counterparty trigger event and to the extent not distributed previously according to “Interest Payment Priority” above);

2)	To pay principal pro rata based on class principal amounts as follows:

A)	To the Class 1-A1 Certificates, until reduced to zero;

B)	To the Class 1-A2 Certificates, until reduced to zero;

3)	All remaining principal will be allocated to the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates, sequentially and in that order, until reduced to zero;

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect the Principal Distribution Amount will be distributed as follows:

1)
For deposit into the Swap Account any Net Swap Payment or swap termination payment owed to the Swap Counterparty (not due to a swap counterparty trigger event and to the extent not distributed previously according to “Interest Payment Priority” above);

2)
All principal will be allocated to the Pool 1 Senior Certificates, to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Pool 1 Senior Certificates until the credit enhancement behind the Pool 1 Senior Certificates is equal to two times its initial targeted credit enhancement percentage;

3)
All remaining principal will be allocated to the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage;

4)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Pool 1 Interest Rate Cap Agreement

The Pool 1 Senior Certificates and Pool 1 Subordinate Certificates will have the benefit of a cap agreement purchased by the trust to (i) protect the certificates against interest rate risk from upward movement in One Month LIBOR and (ii) diminish basis risk associated with the mortgage loans. Under the terms of the Interest Rate Cap Agreement, in exchange for an up-front fixed payment made on behalf of the trust fund on the closing date, the cap counterparty is obligated to pay to the trust fund at least one business day prior to each Distribution Date, commencing with the Distribution Date in December 2009 and terminating immediately following the Distribution Date in December 2011, one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR as determined by the cap counterparty over the applicable percentage rate (the ‘‘Strike Rate’’) set forth in the table below on a calculated notional amount equal to the lesser of a) the aggregate class principal amount of the Certificates and b) the notional amount applicable below (initially approximately $125,342,092.86 on the December 2009 Distribution Date). The initial notional amount will decline each month to an amount equal the amount set forth below, for the specified distribution date, as follows:

Month	Notional Balance ($)	Strike Rate (%)	Month	Notional Balance ($)	Strike Rate (%)
December 2009	125,342,092.86	8.29824	May 2011	75,528,942.76	7.66290
January 2010	-	-	June 2011	73,311,392.28	7.94087
February 2010	118,091,684.63	8.27521	July 2011	71,158,916.97	7.60246
March 2010	114,625,233.85	8.04064	August 2011	69,069,582.86	7.87535
April 2010	-	-	September 2011	67,041,563.40	7.58511
May 2010	107,994,470.58	8.08529	October 2011	65,073,059.95	7.51080
June 2010	-	-	November 2011	63,161,827.42	7.76985
July 2010	101,747,106.22	8.00689	December 2011	61,306,736.19	7.44619
August 2010	98,760,222.56	8.30012	January 2012	-	-
September 2010	95,860,980.23	7.98776
October 2010	93,046,808.64	7.89600
November 2010	90,315,212.55	8.18454
December 2010	87,663,769.91	7.82639
January 2011	85,090,129.67	8.11196
February 2011	82,592,009.73	7.80955
March 2011	80,167,194.91	7.62920
April 2011	-	-

The proceeds received under the Pool 1 Interest Rate Cap Agreement will be distributed, pro rata, to the Pool 1 Senior Certificates based on the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, and second, to the Pool 1 Subordinate Certificates, based on the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, sequentially in order of priority (provided that any payments received from the Pool 1 Interest Rate Cap Agreement which are in excess of amounts needed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Pool 1 Senior Certificates and Pool 1 Subordinate Certificates will be distributed to the Class C-X Certificates on such Distribution Date).

The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Pool 1 Interest Rate Swap Agreement

The [59]-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is final. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Notional Balance ($)	Strike Rate (%)	Month	Notional Balance ($)	Strike Rate (%)
February 2007	-	-	August 2009	99,579,785.28	5.06224
March 2007	332,888,163.68	5.44692	September 2009	94,733,856.15	5.06826
April 2007	321,131,533.04	5.44440	October 2009	90,123,711.74	5.07439
May 2007	309,790,006.58	5.43149	November 2009	85,737,881.23	5.08048
June 2007	298,725,491.81	5.41802	December 2009	81,565,451.76	5.08676
July 2007	288,175,083.32	5.41339	January 2010	77,596,041.33	5.09302
August 2007	277,997,198.55	5.39221	February 2010	73,819,772.97	5.09955
September 2007	268,178,686.94	5.36970	March 2010	70,227,250.15	5.10599
October 2007	258,706,862.05	5.33651	April 2010	66,809,533.45	5.11238
November 2007	249,569,485.24	5.30255	May 2010	63,558,118.31	5.11881
December 2007	240,754,749.82	5.26911	June 2010	60,464,913.85	5.12479
January 2008	232,251,265.81	5.22372	July 2010	57,522,222.82	5.13078
February 2008	224,048,045.28	5.19225	August 2010	54,722,722.37	5.13664
March 2008	214,697,619.74	5.16134	September 2010	52,059,445.90	5.14226
April 2008	205,737,350.22	5.13484	October 2010	49,525,765.70	5.14780
May 2008	197,150,959.75	5.11599	November 2010	47,115,376.49	5.15315
June 2008	188,922,850.34	5.09719	December 2010	44,822,279.71	5.15836
July 2008	181,038,074.63	5.08920	January 2011	42,640,768.61	5.16341
August 2008	173,482,308.76	5.07906	February 2011	40,565,414.08	5.16910
September 2008	166,241,826.40	5.06832	March 2011	38,591,051.11	5.17545
October 2008	159,303,473.78	5.05780	April 2011	36,712,765.96	5.18165
November 2008	152,654,645.84	5.05194	May 2011	34,888,171.14	5.18750
December 2008	146,283,263.33	5.04635	June 2011	33,190,077.77	5.19305
January 2009	140,177,750.88	5.04353	July 2011	31,562,267.93	5.19840
February 2009	134,327,015.99	5.04515	August 2011	29,975,234.18	5.20341
March 2009	127,790,459.40	5.04596	September 2011	28,500,713.56	5.20819
April 2009	121,571,934.06	5.03828	October 2011	26,696,525.41	5.21265
May 2009	115,655,968.44	5.04441	November 2011	24,741,906.32	5.21686
June 2009	110,027,843.58	5.05014	December 2011	23,097,195.95	5.22079
July 2009	104,673,556.48	5.05612

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Pool 1 Swap Payment Priority

The Supplemental Interest Trust Amount will, on each Distribution Date (or, in the case of payments to, or received from, the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Supplemental Interest Trust Account in the following order of priority:

(i) to the Swap Counterparty, any Net Swap Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date to the extent unpaid from the Interest Remittance Amount for Pool 1 and from the Principal Distribution Amount for Pool 1;

(ii) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount for Pool 1 and from the Principal Distribution Amount for Pool 1;

(iii) to the Pool 1 Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date pursuant to clause (2) under Interest Payment Priority above, pro rata, based on amounts due, to the extent unpaid pursuant to such clause and pursuant to clause (4) i) under Interest Payment Priority above;

(iv) to the Pool 1 Subordinate Certificates, sequentially in order of priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date pursuant to clause (3) under Interest Payment Priority above, pro rata, based on amounts due, to the extent unpaid and pursuant to clause (4) ii) under Interest Payment Priority above;

(v) to the Pool 1 Senior Certificates and Pool 1 Subordinate Certificates, any amount necessary to create and maintain the Pool 1 Targeted Overcollateralization Amount specified in clauses (4) iv) and (4) v) under Interest Payment Priority above, as applicable for such Distribution Date;

(vi) concurrently to the Pool 1 Senior Certificates, pro rata, based on the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, and then to the Pool 1 Subordinate Certificates, sequentially in order of priority, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date;

(vii) concurrently to the Pool 1 Senior Certificates, any Deferred Amount (and any interest accrued on such Deferred Amounts at the related Interest Rate) for each such class and such Distribution Date, for application pursuant to the priority set forth in clause (4) viii) under Interest Payment Priority above, to the extent unpaid pursuant to such clause;

(viii) to the Pool 1 Subordinate Certificates, any Deferred Amount for each such class and such Distribution Date, for application pursuant to the priority set forth in clause (4) ix) under Interest Payment Priority above, to the extent unpaid pursuant to such clause;

(ix) if applicable, for application to the purchase of a replacement Interest Rate Swap Agreement;

(x) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

(xi) to the Class S-X Certificates any remaining Supplemental Interest Trust Amount.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v), (vii) and (viii) above shall not exceed cumulative Realized Losses incurred, as reduced by amounts previously distributed pursuant to clauses (v), (vii) and (viii) above.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Class 1-A1 Available Funds Cap (1) (2):

Distribution Period	Class 1-A1 Available Funds Cap (%)	Distribution Period	Class 1-A1 Available Funds Cap (%)	Distribution Period	Class 1-A1 Available Funds Cap (%)
1	5.480	34	16.341	67	12.147
2	20.160	35	27.939	68	12.153
3	20.160	36	15.935	69	12.564
4	20.160	37	27.333	70	12.165
5	20.160	38	27.465	71	12.577
6	20.160	39	14.979	72	12.178
7	20.160	40	26.175	73	12.184
8	20.160	41	14.550	74	13.497
9	20.160	42	25.703	75	12.198
10	20.160	43	24.950	76	12.612
11	20.160	44	24.979	77	12.212
12	20.160	45	25.028	78	12.627
13	20.160	46	24.300	79	12.227
14	20.160	47	24.600	80	12.249
15	20.160	48	23.887	81	12.670
16	20.160	49	23.925	82	12.270
17	19.964	50	24.558	83	12.715
18	19.981	51	12.720	84	12.509
19	19.570	52	23.600	85	12.578
20	19.380	53	22.924	86	13.936
21	19.411	54	23.227	87	12.596
22	19.009	55	22.567	88	13.026
23	19.044	56	22.616	89	12.616
24	18.646	57	22.696	90	13.047
25	18.466	58	22.071	91	12.636
26	18.903	59	22.404	92	12.647
27	17.959	60	11.790	93	13.080
28	17.925	61	12.112	94	12.669
29	17.464	62	12.952	95	13.103
30	17.444	63	12.125	96	12.692
31	16.996	64	12.535	97	12.704
32	16.772	65	12.136
33	16.771	66	12.546

(1) Assumes no losses, 25% CPR, 6-month LIBOR, 1-year LIBOR and 1-month LIBOR equal to 20.00% starting in period 2. There is a 45 day lookback for the collateral.

(2) This cap rate is an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the interest paid on such Distribution Date to the Class 1-A1 Certificates and (2) 12, and the denominator of which is the beginning Class 1-A1 Certificate balance for such Distribution Date, multiplied by 30 and divided by the actual number of days in the distribution date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or swap termination payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the mortgage loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate, the trustee fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.

Basis Risk Shortfall

“Basis Risk Shortfall”: With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable Interest Rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

February 2010 to January 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

February 2011 to January 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

February 2012 to January 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

February 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date balance of the loans.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Pool 1 Subordinate Certificates and the overcollateralization amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the class principal amounts of the Pool 1 Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [15.00]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, to the Pool 1 Subordinate Certificates in inverse order of priority, and then to the Pool 1 Senior Certificates, on a pro rata basis, based on class principal amounts provided, however, that losses that would otherwise reduce the principal amount of the Class 1-A1 Certificates will first reduce the class principal amount of the Class 1-A2 Certificates until the class principal amount of the Class 1-A2 Certificates has been reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a mortgage loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Pool 1 Senior Certificates will have limited protection by means of the subordination of the Pool 1 Subordinate Certificates. The Pool 1 Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Pool 1 Subordinate Certificates will be senior to all other Classes of Pool 1 Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class 1-M4 Certificates, Class 1-M3 Certificates, the Class 1-M2 Certificates, the Class 1-M1 Certificates and then the Pool 1 Senior Certificates (pro-rata based on Class Principal Amount) have been reduced to zero, provided, however, that any such losses otherwise allocable to the Class 1-A1 Certificates will instead be allocated to the Class 1-A2 Certificates until the Class 1-A2 Certificates are reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [0.35]% of the aggregate pool balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [0.35]% of the aggregate pool balance as of the Cut-off Date and (b) the product of [0.70]% of the aggregate pool balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Brian Hargrave	(212) 526-8320
	Hemanth Nagaraj	(212) 526-8320
	Alejandro Feely	(212) 526-8320

MBS Banking	Michael Hitzmann	(212) 526-5806
	Nicholas Stimola	(212) 526-0212
	Roderick Eschert	(212) 526-6603
	Amy Tang	(212) 526-0876

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

SARM 2007-1 - Pool 1 Collateral Summary as of Cut-off Date
Total Number of Loans	605	Occupancy Status
Total Outstanding Loan Balance	$345,075,088.03	Primary Home	86.11%
Average Loan Principal Balance	$570,372	Second Home	6.37%
Percentage of Loans with Prepayment Penalties	43.50%	Investment	7.52%
Weighted Average Coupon	6.938%
Weighted Average Margin	2.428%
Weighted Average Original Term (mo.)	360	Geographic Distribution
Weighted Average Remaining Term (mo.)	359	(Other states account individually for less than
Weighted Average Loan Age (mo.)	1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	76.13%	CA	47.81%
Original LTV > 80 and no MI	36.47%	FL	8.12%
Weighted Average FICO	711	AZ	6.21%

Prepayment Penalty (years)
None	56.50%
0.001 - 0.999	5.14%
1.000 - 1.999	0.38%
2.000 - 2.999	1.06%	Lien Position
3.000 - 3.999	36.91%	First	100.00%

29

Collateral Characteristics
Collateral characteristics are listed below as of the Cut-off date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
$50,000.01 - 100,000.00	7	$600,052.80	0.17%
100,000.01 - 150,000.00	17	2,228,590.77	0.65
150,000.01 - 200,000.00	11	1,924,036.35	0.56
200,000.01 - 250,000.00	14	3,115,625.23	0.90
250,000.01 - 300,000.00	18	4,893,447.73	1.42
300,000.01 - 350,000.00	18	5,756,229.59	1.67
350,000.01 - 400,000.00	7	2,672,118.77	0.77
400,000.01 - 450,000.00	54	23,305,690.27	6.75
450,000.01 - 500,000.00	123	58,830,595.53	17.05
500,000.01 - 550,000.00	75	39,370,238.23	11.41
550,000.01 - 600,000.00	65	37,557,303.65	10.88
600,000.01 - 650,000.00	57	36,168,566.35	10.48
650,000.01 - 700,000.00	23	15,643,735.19	4.53
700,000.01 - 750,000.00	29	21,247,285.00	6.16
750,000.01 - 800,000.00	22	17,287,161.51	5.01
800,000.01 - 850,000.00	7	5,842,850.00	1.69
850,000.01 - 900,000.00	10	8,896,921.00	2.58
900,000.01 - 950,000.00	9	8,353,524.44	2.42
950,000.01 - 1,000,000.00	24	23,625,115.62	6.85
1,000,000.01 - 1,250,000.00	1	1,118,000.00	0.32
1,250,000.01 - 1,500,000.00	4	5,581,000.00	1.62
1,500,000.01 - 1,750,000.00	4	6,552,500.00	1.90
1,750,000.01 - 2,000,000.00	2	3,724,500.00	1.08
2,000,000.01 - 2,250,000.00	2	4,345,000.00	1.26
2,750,000.01 - 3,000,000.00	1	2,835,000.00	0.82
3,500,000.01 - 3,750,000.00	1	3,600,000.00	1.04
Total:	605	$345,075,088.03	100.00%

Minimum:	$69,000
Maximum:	$3,600,000
Average:	$570,372

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
4.501 - 5.000%	4	$1,993,233.00	0.58%
5.001 - 5.500	17	7,835,187.99	2.27
5.501 - 6.000	27	13,807,350.33	4.00
6.001 - 6.500	140	77,154,828.00	22.36
6.501 - 7.000	214	117,682,436.63	34.10
7.001 - 7.500	121	70,009,228.54	20.29
7.501 - 8.000	47	34,298,786.09	9.94
8.001 - 8.500	22	14,203,858.00	4.12
8.501 - 9.000	12	7,630,179.45	2.21
9.001 - 9.500	1	460,000.00	0.13
Total:	605	$345,075,088.03	100.00%

Minimum:	4.875%
Maximum:	9.125%
Non-Zero Weighted Average:	6.938%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
360	605	$345,075,088.03	100.00%
Total:	605	$345,075,088.03	100.00%

Minimum:	360
Maximum:	360
Weighted Average:	360

Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
289 - 300	1	$142,500.00	0.04%
349 - 360	604	344,932,588.03	99.96
Total:	605	$345,075,088.03	100.00%

Minimum:	298
Maximum:	360
Weighted Average:	359

Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0	191	$120,199,022.00	34.83%
1 - 6	402	222,036,379.42	64.34
7 - 12	11	2,697,186.61	0.78
13 and greater	1	142,500.00	0.04
Total:	605	$345,075,088.03	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
20.01 - 30.00%	2	$341,000.00	0.10%
30.01 - 40.00	1	673,000.00	0.20
40.01 - 50.00	3	2,772,245.89	0.80
50.01 - 60.00	14	13,412,459.72	3.89
60.01 - 70.00	64	51,531,837.74	14.93
70.01 - 80.00	512	273,851,251.54	79.36
80.01 - 90.00	2	737,991.00	0.21
90.01 - 100.00	7	1,755,302.14	0.51
Total:	605	$345,075,088.03	100.00%

Minimum:	21.04%
Maximum:	100.00%
Weighted Average:	76.13%

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
601 - 625	10	$5,854,054.88	1.70%
626 - 650	36	21,279,494.40	6.17
651 - 675	79	44,062,143.49	12.77
676 - 700	143	85,612,444.55	24.81
701 - 725	122	65,135,323.67	18.88
726 - 750	86	47,536,715.44	13.78
751 - 775	74	42,749,158.25	12.39
776 - 800	45	28,876,143.06	8.37
801 - 825	10	3,969,610.29	1.15
Total:	605	$345,075,088.03	100.00%

Minimum:	620
Maximum:	816
Weighted Average:	711

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	377	$204,633,393.97	59.30%
Cash Out Refinance	128	82,356,407.31	23.87
Rate/Term Refinance	100	58,085,286.75	16.83
Total:	605	$345,075,088.03	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	378	$224,978,063.10	65.20%
Planned Unit Development	176	95,707,672.05	27.74
Condominium	39	18,159,401.70	5.26
2-4 Family	12	6,229,951.18	1.81
Total:	605	$345,075,088.03	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

States - Top 5
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	284	$164,977,901.46	47.81%
FL	46	28,023,707.47	8.12
AZ	37	21,443,458.84	6.21
VA	29	15,659,120.88	4.54
NV	26	12,223,425.47	3.54
Other	183	102,747,473.91	29.78
Total:	605	$345,075,088.03	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0	54	$24,124,979.03	6.99%
60	10	2,840,247.02	0.82
84	1	310,534.00	0.09
120	540	317,799,327.98	92.10
Total:	605	$345,075,088.03	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fully Amortizing	605	$345,075,088.03	100.00%
Total:	605	$345,075,088.03	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	338	$194,983,608.80	56.50%
0.333	12	7,199,331.94	2.09
0.417	1	560,000.00	0.16
0.500	15	8,457,700.00	2.45
0.583	1	584,900.00	0.17
0.667	1	936,000.00	0.27
1.000	4	1,313,450.95	0.38
2.000	8	3,664,892.00	1.06
3.000	225	127,375,204.34	36.91
Total:	605	$345,075,088.03	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	363	$211,502,550.67	61.29%
No Ratio Documentation	84	47,325,756.43	13.71
No Documentation	67	33,027,196.53	9.57
Stated Income / Stated Assets	44	31,150,939.30	9.03
Full Documentation	47	22,068,645.10	6.40
Total:	605	$345,075,088.03	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-off date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5/25 ARM (Libor)	535	$315,277,485.85	91.36%
7/23 ARM (Libor)	28	12,789,292.74	3.71
7/1 ARM (Libor)	13	5,659,473.53	1.64
5/1 ARM (Libor)	29	11,348,835.91	3.29
Total:	605	$345,075,088.03	100.00%

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
6 Month Libor	563	$328,066,778.59	95.07%
1 Year Libor	42	17,008,309.44	4.93
Total:	605	$345,075,088.03	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Aurora Loan Services LLC	604	$344,917,030.03	99.95%
Freedom Mortgage	1	158,058.00	0.05
Total:	605	$345,075,088.03	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 - 2.500%	414	$229,637,436.37	66.55%
2.501 - 3.000	182	112,813,891.36	32.69
3.001 - 3.500	8	2,183,760.30	0.63
7.501 - 8.000	1	440,000.00	0.13
Total:	605	$345,075,088.03	100.00%

Non-Zero Min: 2.250%
Max: 8.000%
Non-Zero Weighted Avg: 2.428%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date
Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.000%	2	$457,912.47	0.13%
5.000	60	21,903,766.64	6.35
6.000	543	322,713,408.92	93.52
Total:	605	$345,075,088.03	100.00%

Non-Zero Min: 2.000%
Max: 6.000%
Non-Zero Weighted Avg: 5.931%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1.000%	18	$4,895,457.20	1.42%
2.000	587	340,179,630.83	98.58
Total:	605	$345,075,088.03	100.00%

Non-Zero Min:1.000%
Max: 2.000%
Non-Zero Weighted Avg: 1.986%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
9.501 - 10.000%	4	$1,993,233.00	0.58%
10.001 - 10.500	6	2,130,426.99	0.62
10.501 - 11.000	6	2,398,300.33	0.70
11.001 - 11.500	26	12,498,969.60	3.62
11.501 - 12.000	38	16,413,963.30	4.76
12.001 - 12.500	135	73,465,345.82	21.29
12.501 - 13.000	198	112,997,423.33	32.75
13.001 - 13.500	113	67,518,560.12	19.57
13.501 - 14.000	45	33,522,886.09	9.71
14.001 - 14.500	21	14,045,800.00	4.07
14.501 - 15.000	12	7,630,179.45	2.21
15.001 - 15.500	1	460,000.00	0.13
Total:	605	$345,075,088.03	100.00%

Non-Zero Min: 9.875%
Max: 15.125%
Non-Zero Weighted Avg: 12.874%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2.001 - 2.500%	409	$227,213,249.37	65.84%
2.501 - 3.000	10	4,758,567.45	1.38
3.001 - 3.500	9	2,341,818.30	0.68
5.501 - 6.000	5	2,489,702.00	0.72
6.001 - 6.500	16	8,850,927.08	2.56
6.501 - 7.000	51	29,572,299.27	8.57
7.001 - 7.500	45	27,078,676.68	7.85
7.501 - 8.000	30	23,093,868.43	6.69
8.001 - 8.500	17	11,585,800.00	3.36
8.501 - 9.000	12	7,630,179.45	2.21
9.001 - 9.500	1	460,000.00	0.13
Total:	605	$345,075,088.03	100.00%

Non-Zero Min: 2.250%
Max: 9.125%
Non-Zero Weighted Avg: 3.915%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - (continued)
Collateral characteristics are listed below as of the Cut-Off Date
Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
May 2007	1	$142,500.00	0.04%
February 2011	2	525,525.00	0.15
April 2011	2	354,978.38	0.10
May 2011	3	636,550.76	0.18
June 2011	2	449,732.47	0.13
August 2011	4	1,604,739.99	0.47
September 2011	37	12,028,023.40	3.49
October 2011	30	15,763,615.07	4.57
November 2011	51	28,522,564.05	8.27
December 2011	254	151,861,242.64	44.01
January 2012	178	114,736,850.00	33.25
May 2013	1	540,000.00	0.16
June 2013	1	190,400.00	0.06
August 2013	1	397,157.18	0.12
September 2013	2	627,977.99	0.18
November 2013	5	2,001,456.75	0.58
December 2013	18	9,229,602.35	2.67
January 2014	13	5,462,172.00	1.58
Total:	605	$345,075,088.03	100.00%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

TERM SHEET SUPPLEMENT
(Dated: November 15, 2006)

Lehman Brothers Holdings Inc.
Sponsor and Seller

STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
Mortgage Pass-Through Certificates
(Issuable in Series)

Aurora Loan Services LLC	Structured Asset Securities Corporation
Master Servicer	Depositor

Consider carefully the risk factors beginning on page S-5 of this terms sheet supplement and on page 6 of the accompanying prospectus.
The certificates for each series represent interests in the related trust only and will not represent interests or obligations of any other entity.
This terms sheet supplement must be read in conjunction with the attached prospectus.

The Trusts
Each Structured Adjustable Rate Mortgage Loan Trust will be established to hold assets transferred to it by Lehman Brothers Holdings Inc. The assets in each trust will generally consist of first lien, adjustable rate loans secured by one- to four-family residential properties. If specified in the related term sheet, the mortgage loans may also have a negative amortization feature as described herein. The mortgage loans will have been purchased either directly or through affiliates, from one or more mortgage loan sellers. The mortgage loans will be master serviced by Aurora Loan Services LLC.
The Certificates
Lehman Brothers Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (which prospectus may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco and which is attached hereto as Exhibit A) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, New York, 10019, Attention: Asset Backed Fixed Income Syndicate or by calling toll-free 1-800-666-2388.

Although a registration statement (including the prospectus) relating to the securities discussed in this terms sheet supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Underwriter:
LEHMAN BROTHERS
For use with the prospectus dated November 13, 2006

Tables of Contents

S-ii

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

A common law trust formed under the laws of the State of New York.

Master Servicer

Aurora Loan Services LLC (“Aurora”), an affiliate of the seller and the depositor, will oversee the servicing of the mortgage loans by the servicers.

Primary Servicers

The servicers of the mortgage loans will include various banks and other lending institutions.

Originators

The mortgage loans will have been originated by various banks, savings and loans and other mortgage lending institutions.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first lien, adjustable rate, fully amortizing residential mortgage loans. If specified in the related term sheet, the mortgage loans may also have a negative amortization feature as described herein.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups, sorted on the basis of specified characteristics. In such event, payments of principal and interest on a specified group of certificates will be based solely on collections from the related mortgage loans.

Payments on the Certificates

Principal and/or interest on the certificates will be distributed on the 25th day of each month. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Interest will accrue on each class of offered certificates at specified annual rates.

The interest rate on one or more classes may be limited by a “net funds cap”, which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund.

The Interest Rate Cap Agreement

The trustee, on behalf of the trust fund, may enter into an interest rate cap agreement with a cap counterparty, for the benefit of one or more specified classes of certificates.

Under any interest rate cap agreement, the cap counterparty will be obligated to make fixed payments to the trust fund if one-month LIBOR moves above a specified rate.

The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR.

The Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, may also enter into an interest rate swap agreement with a specified swap counterparty. Under any interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the trust will be obligated to make payments at the applicable rate of payment owed by the trust fund, and on the business day prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a payment owed by the trust fund exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Principal Payments

The amount of principal payable to the certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each such mortgage pool to pay principal on the related certificates.

Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and, if a swap agreement has been entered into, the supplemental interest trust. Unless a certificate guaranty insurance policy has been issued, the trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes excess interest, overcollateralization, subordination and loss allocation features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The payment structure may also include an interest rate swap agreement or cross-collateralization.

Subordination of Payments

The senior certificates will have a payment priority over any related subordinate certificates. Subordinate certificates with lower numerical class designations will have a payment priority over any related subordinate certificates with higher numerical class designations.

Allocation of Losses

Amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization related to the applicable pool) will be applied to reduce the principal amount of the class of subordinate certificates for the related mortgage pool still outstanding that has the lowest payment priority, until the principal amount of that class has been reduced to zero. If the applicable subordination provided by the subordinate certificates is insufficient to absorb losses, then the losses realized by the applicable pool will be allocated pro rata in reduction of the principal amount of the related group of senior certificates.

Excess Interest

The mortgage loans in each mortgage pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates, swap payments owed to the swap counterparty (if a swap agreement has been entered into) and such pool’s allocable portion of certain fees and expenses of the trust fund, including the monthly premium due on the certificate insurance policy (if a certificate insurance agreement has been entered into). This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to create and maintain the required level of overcollateralization with respect to each related pool.

The Interest Rate Swap Agreement

If a swap agreement has been entered into, any net swap payment received will be applied to pay interest shortfalls, maintain overcollateralization and repay losses for the related certificates.

Overcollateralization

On the closing date, the total principal amount of the mortgage loans in each pool may exceed the total principal amount of the related certificates. Thereafter, any interest received on the mortgage loans in a pool in excess of the amount needed to pay interest on the related certificates and such pool’s allocable portion of the fees and expenses of the trust fund will be used to reduce the total principal amount of the related certificates to a level set by the rating agencies. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans in a pool to achieve or maintain any level of overcollateralization.

The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class X and Class P Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

Optional Purchase of the Mortgage Loans

The master servicer, under certain conditions, may purchase the mortgage loans on or after the related initial optional termination date, which is the distribution date following the month in which the total principal balance of the applicable pool or pools of mortgage loans declines to less than 10% of the initial total principal balance of such mortgage loans as of the cut-off date.

ERISA Considerations

Generally, except as described in the related prospectus supplement, all of the certificates (other than the Class R Certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, while any interest rate swap agreement is in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding is covered by and exempt under one of the investor-based exemptions issued by the Department of Labor.

Tax Status

The trustee will elect to treat the trust fund as including one or more REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC. Each of the offered certificates may also represent certain contractual rights and obligations.

The REMIC regular interests represented by certain classes of certificates offered by this prospectus supplement may be issued with original issue discount for federal income tax purposes.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Higher Expected Delinquencies of the Mortgage Loans

The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “Alt-A” mortgage loans.

Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates

The offered certificates may accrue interest at an interest rate that adjusts monthly based on the one-year MTA index or one-month LIBOR index plus a specified margin. However, the interest rates on these certificates will be subject to a limitation, generally based on the weighted average interest rate of the related mortgage loans. Because the related mortgage loans will have interest rates that adjust semi-annually or annually based on an interest rate index that may be different from the index related to the offered certificates, the weighted average mortgage rate of the loans may be insufficient to pay the certificates at their full certificate interest rate for one or more periods.

Potential Inadequacy of Credit Enhancement

The excess interest, overcollateralization, interest rate swap agreement (if a swap agreement has been entered into), cross-collateralization (if applicable), subordination and loss allocation features, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to create and/or maintain overcollateralization, it will be necessary that the mortgage loans in each mortgage pool generate more interest than is needed to pay interest on the related offered certificates. We expect that the related mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the related mortgage loans in each mortgage pool is expected to be higher than the weighted average of the interest rates on the related certificates. Any remaining interest generated by the mortgage loans will be used to absorb losses on the related mortgage loans and to create and maintain related overcollateralization.

We cannot assure you, however, that the mortgage loans will generate enough excess interest to create or maintain the applicable overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•
Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest generated by the related mortgage pool after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on the related certificates to that pool of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•
Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest generated by the related mortgage pool will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

•	Levels of LIBOR. LIBOR may increase faster than the interest rates on the related mortgage loans, requiring that more interest generated by the loans be applied to cover interest on the certificates.

The Interest Rate Swap Agreement. If an interest rate swap agreement has been entered into, any amounts received thereunder will be applied to pay interest shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the floating amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•
if you buy a senior certificate and losses on the related mortgage loans exceed excess interest generated by the mortgage loans and any overcollateralization that has been created, plus the total principal amount of the subordinate certificates, the principal amount of your class will be reduced pro rata with the other classes of senior certificates, by the amount of such excess;

•
similarly, if you buy a Class M Certificate and losses on the mortgage loans exceed excess interest generated by the mortgage loans and any overcollateralization that has been created, plus the total principal amount of all Class M Certificates subordinate to your Certificate, the principal amount of your certificate will be reduced proportionately by the amount of that excess.

The Interest Rate Swap Agreement

If an interest rate swap agreement has been entered into, Any net swap payment payable to the swap counterparty thereunder will reduce amounts available for distribution to holders of the related certificates, and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

In the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

Lack of Primary Mortgage Insurance
Certain of the mortgage loans may have original loan-to-value ratios in excess of 80%. A portion of such mortgage loans with original loan-to-value ratios in excess of 80% may not be covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the mortgage loans were insured. We cannot assure you that the available credit enhancement will be adequate to cover those losses.

Default Risk on High Balance Mortgage Loans	You should consider the risk that the loss and delinquency experience on high balance loans included in a mortgage pool may have a disproportionate effect on the pool as a whole.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however some of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a specified number of years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. No prepayment penalties will be available to make distributions on the offered certificates.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the master servicer and the servicers. The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as the seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the related certificates:

	•	If investors purchase certificates at a discount and principal is repaid slower than anticipated, then the yield on those certificates may be lower than anticipated.

	•	If investors purchase certificates at a premium and principal is repaid faster than anticipated, then the yield on those certificates may be lower than anticipated.

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in each servicer’s portfolio.

See “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

The loans in any series (or group) may be secured by properties located disproportionately in one or more states. The rate of delinquencies, defaults and losses on each pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states and will have a disproportionate impact on the mortgage loans in general.
Recently severe weather conditions, including hurricanes and tropical storms, have caused extensive damages to parts of the country. Extensive damage to, or total destruction of, mortgaged properties in affected areas may result in (1) an increase in delinquencies, defaults and losses on the related mortgage loans or (2) the receipt of insurance payments in respect of the mortgaged properties, which payments will have the same effect on certificateholders as prepayment in full of the related mortgage loans. In addition, weakened economic conditions in and around the affected areas may adversely affect the ability of borrowers to repay their mortgage loans. No assurance can be given as to the rate of delinquencies, defaults or losses on, or prepayments of, any mortgage loans secured by mortgaged properties located in areas affected by such hurricanes or tropical storms.

Rights of the NIMS Insurer May Affect Certificates

It is anticipated that one or more insurance companies, referred to herein as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on the net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the Class X Certificates. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the certificates, and the holders of the certificates may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by the master servicer or the servicers; (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement; and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by the master servicer, the servicers or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or the servicing agreement. The NIMS Insurer will also have additional rights in the trust agreement and in the servicing agreements.

Investors in the certificates should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those certificates. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of the certificates. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the certificates in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the certificates and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

The Yield and Weighted Average Maturity of the Certificates will be Subject to any Negative Amortization on the Mortgage Loans

After a specified period of time following their first payment dates, the interest rates on the mortgage loans adjust monthly but their monthly payments and amortization schedule adjust annually (other than mortgage loans that have an initial fixed payment period of five years) and are subject to maximum interest rates and payments caps (with the exception of each fifth payment adjustment date or the final payment adjustment date). The initial interest rates on some of the mortgage loans may be lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a mortgage loan exceeds the original principal balance of that mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. In addition, on the fifth payment adjustment date of a mortgage loan, every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. This may result in a minimum monthly payment that is significantly higher than the monthly payments previously due on such mortgage loans. These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance.

On each distribution date, the deferred interest on the mortgage loans as of the related due date will be allocated to the classes of certificates as described herein.

The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on the mortgage loans and available to be distributed as a distribution of interest to the related certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the mortgage loans in a mortgage pool to interest distributions on the related certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a mortgage pool over the prepayments received on such mortgage loans, or net negative amortization, will be deducted from the interest payable to the related certificates. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net negative amortization will be added to the certificate principal amount of that class. The increase in the certificate principal amount of any class of certificates will have the effect of increasing the applicable investors’ exposure to realized losses on the mortgage loans.

See “Risk Factors—Risks Related to Mortgage Loans that Provide for Negative Amortization,” “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the prospectus.

Negative Amortization May Increase Losses Applied to Your Certificates

All of the mortgage loans provide for negative amortization. When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on the mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Holders of the certificates will bear these losses.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

Violations of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

Risks Related to Simultaneous Second Liens and other Borrower Debt

With respect to any mortgage loan, the borrower may have also obtained a second mortgage loan which is not included in the trust fund. This additional indebtedness may increase the likelihood of default by such borrower.

See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.

The Certificates

Payments of Interest

The amount of interest distributable on each distribution date in respect of each class of offered certificates will equal the sum of (1) current interest for such class and for such date and (2) any carryforward interest for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

The interest rates on the certificates may be limited by application of a cap based on the weighted average interest rate of the related mortgage loans as described in “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates” in this terms sheet supplement. Although a series of certificates might apply excess cash or other sources of cash to pay such amounts, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any resulting basis risk shortfalls.

The “Interest Remittance Amount” (i.e., the total available interest collected on the related mortgage loans) for each mortgage pool will be distributed on each distribution date, generally as follows:

(i) concurrently, to the senior certificates, current interest and any carryforward interest for such classes for such distribution date (any shortfall in current interest and carryforward interest to be allocated among such classes in proportion to the amount of current interest and carryforward interest that would otherwise be distributable thereon);

(ii) to the subordinate certificates, in accordance with their seniority, current interest and any carryforward interest for such classes for such distribution date;

(iii) to the Trustee, previously reimbursed extraordinary costs, liabilities and expenses; and

(iv) for the application as part of monthly excess cashflow for such distribution date.

For any series that includes a swap, net swap payments will generally be applied before the priorities described above.

Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a mortgage loan may result in reduced collections of interest. Generally, servicers are required to make payments of “compensating interest” to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

The amount of the reduction of interest distributable to each class of certificates attributable to net negative amortization will be added to the class principal amount of that class. As a result of net negative amortization, a portion of the interest accrued on the certificates will be distributed to such certificates later than otherwise anticipated.

Payments of Principal

Prior to the occurrence of the Step Down Date for a series of certificates, or upon the occurrence of a Trigger Event, principal payments received on the mortgage loans will generally be applied to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding). The “Step Down Date” will vary based on each series of certificates but generally refers to the later of (1) the date on which a level of credit enhancement has been obtained (as a result of the disproportionate payment of senior classes relative to the subordinate classes), and (2) a specified date. A “Trigger Event” will also vary by series but generally will occur if the performance of the mortgage loans (i.e., their loss and delinquency experience) is below specified levels.

Following the occurrences of the Step Down Date (and as long as a Trigger Event has not occurred) principal received on the related mortgage loans will be applied on the senior and subordinate certificates to maintain specified levels of credit enhancement. These levels are generally referred to as “target amounts” and will vary by series.

Excess Cashflow

On any distribution date, to the extent interest received on the mortgage loans exceeds interest payments required to be made on the certificates, the trustee will apply such excess, depending on the date, to build overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the related trust agreement. Excess interest remaining on any distribution date will generally be released by the trustee and will not be available to certificateholders on future dates.

Underwriting Guidelines

General Underwriting Guidelines

The “General Underwriting Guidelines” used by the originators are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case by case basis, the originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the mortgage loans may represent such underwriting exceptions.

Under the General Underwriting Guidelines, the originators review and verify the loan applicant’s sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant’s ability to repay the loan, and review the mortgaged property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the mortgaged property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the originator’s staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal or a drive-by review appraisal of the mortgaged property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

The mortgage loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related originator’s retail branches or were purchased from originators approved by the originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, income (except with respect to certain “No Documentation” mortgage loans described below) and employment history, as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

Mortgaged properties that secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the originator.

The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See “Risk Factors—Risks Related to Higher Expected Delinquencies of the Mortgage Loans” herein.

In general, a substantial majority of the mortgage loans were originated consistent with and generally conform to “Full Documentation,” “Limited Documentation,” or “Stated Income Documentation” residential loan programs. Under each of such programs, the related originator generally reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor’s credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

Certain of the mortgage loans were originated under “No Documentation” programs pursuant to which no information was obtained regarding the borrower’s income or employment and there was no verification of the borrower’s assets.

Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant’s employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

A substantial portion of the mortgage loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

The Master Servicer

Aurora Loan Services LLC is a master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of Lehman Brothers Bank, FSB. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124. For more information regarding Aurora in its capacity as Master Servicer, see “Aurora Loan Services LLC—General” and “Aurora Loan Services LLC—Master Servicing” in the prospectus.

As master servicer, Aurora will monitor the performance of the servicers in accordance with the provisions of the underlying servicing agreements and the trust agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where Aurora is also a servicer or where, through the exercise of its master servicing obligations, it becomes a successor servicer. See “Servicing of Loans—Certain Matters Regarding the Master Servicer” in the prospectus for additional information concerning the limitation of Aurora’s liability as master servicer.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The servicers, the master servicer, the trustee and the custodians will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

•
collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the servicing account, and delivering all amounts on deposit in the servicing account to the master servicer for deposit in the collection account on the servicer remittance date;

•
collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

	•	making advances with respect to delinquent payments of principal and interest on the mortgage loans;

•
paying customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

	•	providing monthly loan-level reports to the master servicer;

	•	maintenance of certain insurance policies relating to the mortgage loans; and

	•	enforcement of foreclosure proceedings.

Master Servicer	Performing the master servicing functions in accordance with the provisions of the trust agreement and the servicing agreements, including but not limited to:

	•	monitoring each servicer’s performance and enforcing each servicer’s obligations under the relating related servicing agreement;

Party:	Responsibilities:

•
collecting monthly remittances from each servicer for deposit in the collection account on the related servicer’s remittance date and delivering all amounts on deposit in the collection account to the trustee for deposit in the certificate account;

	•	gathering the monthly loan-level reports delivered by the servicer and providing a comprehensive loan-level report to the trustee with respect to the mortgage loans;

	•	upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

	•	upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the trust agreement.

Trustee	Performing the trustee functions in accordance with the provisions of the trust agreement, including but not limited to:

•
collecting monthly remittances from the master servicer for deposit in the certificate account and distributing all amounts on deposit in the certificate account to the certificateholders and the certificate insurer in accordance with the priorities described in the trust agreement.

	•	if an interest rate swap agreement has been entered, depositing any net swap payments or swap termination payments received from the swap counterparty into the supplemental interest trust accounts;

•
if an interest rate swap agreement has been entered, distributing amounts on deposit in the supplemental interest trust account to the holders of the related certificates and the swap counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described in the trust agreement on each distribution date or the business day prior to such distribution date, as applicable;

	•	preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;

	•	preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer and any swap counterparty;

	•	preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund;

	•	preparing and filing periodic reports with the securities exchange commission on behalf of the trust fund with respect to the certificates; and

Party:	Responsibilities:

• acting as successor master servicer in the event the master servicer resigns or is removed, unless another successor master servicer is appointed.

Custodians	Holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the trustee.

Mortgage Loan Servicing

General

The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements.

Under each servicing agreement, the master servicer has the authority to terminate the related servicer for certain events of default which indicate that either the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. If the master servicer terminates a servicer, the master servicer will be required to appoint a successor servicer as provided in the trust agreement. notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts

Each servicer will establish and maintain a segregated servicing account in the name of the trustee into which each servicer will deposit payments on account of interest and principal for the related mortgage loans, less its servicing fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus. On each servicer remittance date, each servicer will remit the amounts on deposit in its servicing account to the master servicer for deposit into the collection account, which is maintained by the master servicer. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or collection account, as applicable, for any advances made and expenses incurred. The servicing accounts and the collection account will consist solely of amounts relating to the mortgage loans, and amounts on deposit therein will not be commingled with any other funds not related to the trust fund.

Servicing Compensation and Payment of Expenses

Each servicer will be paid the applicable servicing fee for each mortgage loan serviced by it and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than prepayment premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement and (iii) any prepayment interest excess to the extent not offset by prepayment interest shortfalls (in the case of Aurora, if applicable).

The servicing fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the master servicer and the servicers. The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless the servicer has received the prior written consent of the master servicer, the servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding scheduled principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related Servicer must make an advance. However, the servicer may not make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between scheduled payment dates, the borrower pays interest on the amount prepaid only from the last scheduled payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any prepayment interest shortfall is generally required to be paid by the applicable servicer, up to the total amount of servicing fees received on the mortgage loans serviced by it for the applicable distribution date, and in the case of Aurora such amount shall not be offset by prepayment interest excess. The master servicer is not required to fund any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer as discussed herein.

Advances

Each servicer will generally be obligated to make advances to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related mortgage loan. The master servicer will be obligated to make any required advance if the servicer fails in its obligation to do so, to the extent provided in the trust agreement. The master servicer and each servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in Realized Losses (in general, “Realized Losses” are the excess of the outstanding principal balance of a liquidated mortgage loan over the related net liquidation proceeds, to the extent allocable to principal).

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled payment owed by a borrower or a reduction of the applicable mortgage rate by application of the Servicemembers Civil Relief Act or any similar state or local law. No party which makes an advance is entitled to interest on those advances.

Primary Mortgage Insurance

The master servicer and each servicer will be required to take such action in servicing the mortgage loans as is necessary to keep the primary mortgage insurance policies in effect, and the servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the trust fund.

Collection of Taxes, Assessments and Similar Items

The servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each servicing agreement will provide that the related servicer will certify to the depositor, the trustee and the master servicer that all information prepared by it and provided to the master servicer relating to the mortgage loans serviced by that servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the servicer is in compliance with its obligations to report to the master servicer and is in compliance with its obligations under the related servicing agreements. The trust agreement will provide that each year the master servicer will certify to the trustee that for the prior calendar year, the master servicer has performed and fulfilled its duties, responsibilities and obligations under the trust agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the master servicer and the nature and status thereof, and that the master servicer has received from each servicer an annual certificate of compliance and a copy of that servicer’s annual audit report, in each case to the extent required under the applicable servicing agreement, or, if any such certificate or report has not been received by the master servicer, the master servicer is using its best reasonable efforts to obtain such certificate or report.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses.

In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to create and/or maintain limited overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any distribution date will be influenced by, among other things:

•
the overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

•	the loss experience of the mortgage loans. For example, excess interest will be reduced as a result of realized losses on the mortgage loans;

•	the value of LIBOR;

•	the extent to which the weighted average of the net mortgage rates of the mortgage loans exceeds the weighted average of the interest rates of the offered certificates.

No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

The yields to investors in the offered certificates will be affected by the exercise by the master servicer of its right to purchase the mortgage loans.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the Seller due to breaches of representations and warranties.

Material Federal Income Tax Considerations

General

The trust agreement provides that the trust fund will include one or more REMICs. Each of the REMICs will designate a single class of interests as the residual interest in that REMIC. The residual certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the trust agreement and the servicing agreements and the accuracy of the representations made in the transfer agreements with respect to the mortgage loans, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code (the "Code").

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate and may also be treated as having entered into one or more notional principal contracts (a "Cap Contract"). As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to a Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder pursuant to a Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report net income with respect to any Cap Contract component, and may be permitted to recognize a net deduction with respect to any Cap Contract component. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the components that may comprise each class of offered certificates.

Allocations. If an offered certificate is treated as representing a Cap Contract component, then a beneficial owner of such offered certificate must allocate such owner's purchase price for the certificate between the certificate's components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the trust agreement, the trustee will assume that any Cap Contract components will have nominal value or such other value as specified in the trust agreement. Cap Contracts are difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the Internal Revenue Service were to assert a different value for any Cap Contract components.

If an offered certificate is treated as representing a Cap Contract component, then upon the sale, exchange, or other disposition of such offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the offered certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

Original Issue Discount. The REMIC regular interest represented by an offered certificate may be issued with original issue discount ("OID"). A beneficial owner of an offered certificate must include any OID with respect to such REMIC regular interest in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

The Cap Contract Components. If an offered certificate is treated as representing a Cap Contract component, then the portion of the overall purchase price of such offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for any Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to a Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owners of such certificates and then paid by such owners pursuant to a Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to a Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to a Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income any amount deemed to have been paid by such owner pursuant to a Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to a Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates. The REMIC regular interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interests represented by the offered certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. Any Cap Contract component of the offered certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, offered certificates that represent a Cap Contract components generally will not be suitable investments for a REMIC.

Benefit Plan Considerations

The U.S. Department of Labor granted Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc., an exemption from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code that apply to transactions involving employee benefit plans or arrangements subject to Title I of ERISA or Section 4975 of the Code, provided that all conditions of the exemption are satisfied. Except as described in the released prospectus supplement, it is expected that the exemption will apply to the acquisition and holding of the offered certificates (other than the Class R Certificate) by such plans, as well as by plans subject to any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code. A fiduciary of any plan should carefully review with its legal advisors whether the acquisition or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, or any substantively similar law.

Legal Investment Considerations

Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.